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                                                                       Exhibit 1

                        EXECUTIVE OFFICERS AND DIRECTORS

                                       OF

                          BERKADIA EQUITY HOLDINGS LLC

       Set forth below is (i) the name, (ii) the business address, (iii) the present principal occupation or employment, and (iv) the name of any corporation or other organization at which such employment is conducted, of each executive officer and director of Berkadia Equity Holdings LLC, a Delaware limited liability company ("BEH").

       To the knowledge of BEH, each of the individuals set forth below is a U.S. citizen.

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Name and Position at              Business Address, Present Principal Occupation
--------------------              ----------------------------------------------
BEH                               or Employment, and Name of Corporation or
---                               -----------------------------------------
                                  Organization at which Such Employment Is
                                  ----------------------------------------
                                  Conducted.
                                  ----------
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Marc D. Hamburg,                  Mr. Hamburg's business address is 1440 Kiewit
President and Chief               Plaza, Omaha, Nebraska 68131. His present
Financial Officer of              principal occupation is Vice President and
BEH                               Chief Financial Officer of Berkshire Hathaway
                                  Inc.
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Daniel J. Jaksich,                Mr. Jaksich's business address is 1440 Kiewit
Vice President of BEH             Plaza, Omaha, Nebraska 68131. His present
                                  principal occupation is Controller of
                                  Berkshire Hathaway Inc.
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Thomas E. Mara, Vice              Mr. Mara's business address is 315 Park Avenue
President of BEH                  South, New York, New York 10010. His present
                                  principal occupation is Executive Vice
                                  President and Treasurer of Leucadia National
                                  Corporation.
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Mark D. Millard, Vice             Mr. Millard's business address is 1440 Kiewit
President of BEH                  Plaza, Omaha, Nebraska 68131. His present
                                  principal occupation is Director of Financial
                                  Assets of Berkshire Hathaway Inc.
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Joseph A. Orlando,                Mr. Orlando's business address is 315 Park
Vice President of BEH             Avenue South, New York, New York 10010. His
                                  present principal occupation is Vice President and Chief Financial Officer of Leucadia
                                  National Corporation.

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